Exhibit 99.2

NATIONAL FLORA, INC.

(a wholly-owned Subsidiary of Gerald Stevens, Inc.)

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

SEPTEMBER 30, 2001, THE YEAR ENDED JUNE 30, 2001 AND
THE THREE-MONTH PERIOD ENDED SEPTEMBER 30, 2001

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

SEPTEMBER 30, 2001

(In thousands, except share data)

		NATIONAL	PRO FORMA
	FTD.COM INC.	FLORA, INC.	ADJUSTMENTS		PRO FORMA
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$27,799	$-	$(9,068)	(a)	$18,731
Accounts receivable	31	32	-		63
Interest receivable	48	-	-		48
Prepaid expenses	67	4,303	(2,647)	(b)	1,723
Distribution agreements	496	-	-		496

Total current assets	28,441	4,335	(11,715)		21,061

LONG-TERM ASSETS:
Deposits	-	25	-		25
Officer notes receivable, including accrued interest of $27	1,116	-	-		1,116
Property and equipment, net	116	100	(15)	(c)	201
Goodwill and intangible assets, net	-	-	7,291	(d)	7,291

Total long-term assets	1,232	125	7,276		8,633

Total assets	$29,673	$4,460	$(4,439)		$29,694

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Book overdrafts	$170	$-	$-		$170
Accounts payable	2,092	285	(285)	(e)	2,092
			21	(f)	21
Payable to FTDI	3,241	-	-		3,241
Unearned revenue	316	-	-		316
Other accrued liabilities	777	51	(51)	(e)	777

Total current liabilities	6,596	336	(315)		6,617

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2001	-	-	-		-
Class A common stock, $.01 par value; 250,000,000 shares authorized; 8,224,614 shares issued and outstanding at September 30, 2001	82	-	-		82
Class B convertible common stock, $.01 par value; 100,000,000 shares authorized; 40,395,000 shares issued and outstanding at September 30, 2001	404	-	-		404
Net investment by Gerald Stevens, Inc.	-	4,124	(4,124)	(g)	-
Additional paid in capital	47,893	-	-		47,893
Class A common stock held as treasury stock, at cost; 17,871 shares at September 30, 2001	(115)	-	-		(115)
Deferred compensation	(2,127)	-	-		(2,127)
Retained deficit	(23,060)	-	-		(23,060)

Total stockholders' equity	23,077	4,124	(4,124)		23,077

Total liabilities and stockholders' equity	$29,673	$4,460	$(4,439)		$29,694

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED JUNE 30, 2001

(In thousands)

		NATIONAL		PRO FORMA
	FTD.COM INC.	FLORA, INC.	(h)	ADJUSTMENTS		PRO FORMA

Revenues:
Order revenues and service fees, net of discounts	$117,517	$28,264		$-		$145,781
Commissions	8,941	1,813		-		10,754
Other, from FTDI	3,836	-		-		3,836

Total revenues	130,294	30,077		-		160,371

Costs of fulfillment and processing service	91,756	21,675		-		113,431

Gross profit	38,538	8,402		-		46,940

Operating expenses:
Marketing and promotions	15,191	4,676		-		19,867
Technology development	4,226	-		-		4,226
General and administrative	11,864	1,219		172	(i)	13,255

Total operating expenses	31,281	5,895		172		37,348

Income from operations	7,257	2,507		(172)		9,592
Interest income	1,236	11		(477	)(j)	770

Income before income taxes	8,493	2,518		(649)		10,362
Income tax expense	-	966		(966	)(k)	-

Net income	$8,493	$1,552		$317		$10,362

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2001

(In thousands)

		NATIONAL		PRO FORMA
	FTD.COM INC.	FLORA, INC.	(l)	ADJUSTMENTS		PRO FORMA

Revenues:
Order revenues and service fees, net of discounts	$19,589	$5,540		$-		$25,129
Commissions	1,470	392		-		1,862
Other, from FTDI	819	-		-		819

Total revenues	21,878	5,932		-		27,810

Costs of fulfillment and processing service	15,040	4,330		-		19,370

Gross profit	6,838	1,602		-		8,440

Operating expenses:
Marketing and promotions	1,754	1,107		-		2,861
Technology development	(1,542)	-		-		(1,542)
General and administrative	2,607	225		43	(i)	2,875

Total operating expenses	2,819	1,332		43		4,194

Income from operations	4,019	270		(43)		4,246
Interest income	270	1		(75	)(j)	196

Income before income taxes	4,289	271		(118)		4,442
Income tax expense	-	104		(104	)(k)	-

Net income	$4,289	$167		$(14)		$4,442

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1.  Pro Forma Combined Financial Statements

                The unaudited pro forma combined financial statements of FTD.COM INC. (the “Company”) describe the pro forma effects of the acquisition of National Flora, Inc. (“National Flora”) on the Company’s unaudited balance sheet as of September 30, 2001, the audited statement of operations for the year ended June 30, 2001, and the unaudited statement of operations for the three months ended September 30, 2001.

Note 2.  Pro Forma Adjustments

(a)                                  Represents the adjustment necessary to reflect the reduction in cash that the Company would incur to fund the purchase of National Flora.

(b)                                 Represents the adjustment necessary to write down the advertising contracts to fair value.

(c)                                  Represents the adjustment necessary to write down furniture and equipment to fair value.

(d)                                 Represents recording of excess purchase price of acquisition over fair value of net assets acquired, as follows (in thousands):

Purchase price	$8,994
Acquisition fees and expenses	74
Total purchase price	9,068
Tangible net assets acquired	(1,777)
Excess purchase price	$7,291

Tangible net assets acquired primarily include prepaid advertising expenses and furniture and equipment.  The excess purchase price of the acquisition has been allocated to intangible assets.  The specific intangible assets and estimated fair values to which the excess purchase price will be allocated are customer lists of $0.9 million and $6.4 million to goodwill.

(e)                                  Represents the elimination of the historical liabilities of National Flora that were not included as part of the Asset Purchase Agreement dated as of November 7, 2001 by and among Gerald Stevens, Inc. (“GSI”), National Flora and the Company.

(f)                                    Represents the adjustment necessary to reflect the accrued acquisition expenses related to severance for terminated employees of National Flora.

(g)                                 Represents the elimination of the net investment of GSI in National Flora that would not be recorded by the Company as part of the acquisition.

(h)                                 The historical financial statements of National Flora are as of its fiscal year ended August 31, 2001.

(i)                                     Represents the adjustment necessary to amortize the acquired $0.9 million in customer lists over its estimated useful life of 5 years.

The unaudited pro forma combined statement of operations for the three months ended September 30, 2001 and for the year ended June 30, 2001 do not reflect an adjustment to increase amortization expense in relation to goodwill acquired in the acquisition of National Flora.  Under the provisions of Statement of Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, goodwill and certain intangible assets with indefinite lives that are acquired after June 30, 2001 will not be amortized, but must be tested for impairment at least annually.  The goodwill acquired in the acquisition of National Flora on November 9, 2001 will not be amortized and will be tested for impairment at least annually under the provisions of SFAS No. 142.

(j)                                     Represents the adjustment necessary to reflect the reduction in interest income during the year ended June 30, 2001 and the three months ended September 30, 2001 had the Company purchased National Flora on July 1, 2000.

(k)                                  Represents the adjustment necessary to eliminate the income tax expense recorded by National Flora.  On a combined basis, the Company would have not recorded income tax expense due to its net operating loss carryforward position.  The acquisition of National Flora did not have a significant impact on management’s assessment of the valuation allowance for deferred tax assets of the combined company.

(l)                                     The financial statements of National Flora for the three-month period ended September 30, 2001 include July and August 2001, which are also included in the financial statements for the year ended June 30, 2001 as described in footnote (h).  Summarized operating information about the duplicated months is as follows (in thousands):

Revenue	$3,955
Expenses	3,719
Net income	$236